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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2002

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)
3000 Technology Drive, Angleton, Texas (Address of principal executive offices)	77515 (Zip code)

Registrant's telephone number, including area code: (979) 849-6550

Item 2. Acquisition or Disposition of Assets.

On July 29, 2002, Benchmark Electronics, Inc. ("Benchmark") completed its previously announced acquisition (the "Acquisition") of

  (1)
  all of the issued and outstanding capital stock of ACT Manufacturing Holdings UK Limited, a company organized under the laws of England and Wales ("ACT-UK"), which owns all of the issued and outstanding capital stock of ACT Manufacturing UK Limited, a company organized under the laws of England and Wales; and

  (2)
  68,370,918 shares, constituting at least 99.77% of the issued and outstanding capital stock of ACT Manufacturing (Thailand) Public Company Limited, a company organized under the laws of Thailand ("ACT-Thailand", and together with ACT UK, the "Purchased Subsidiaries"), which owns all of the issued and outstanding share capital of GSS Array Technology, Inc., a Delaware corporation, GSS Array Technology Limited, a company organized under the laws of England and Wales, ACT Manufacturing (S) Pte. Ltd., a company organized under the laws of the Republic of Singapore ("ACT-Singapore"), Array Technology International, Inc., a company organized under the laws of the British Virgin Islands and Array Technology Holdings, Inc., a company organized under the laws of the British Virgin Islands.

Benchmark acquired the Purchased Subsidiaries from ACT Manufacturing, Inc. ("ACT") pursuant to the terms of an Asset and Share Purchase Agreement dated as of July 2, 2002 by and between Benchmark and ACT (the "Purchase Agreement"). ACT had previously filed for reorganization under Chapter 11 of the United States Bankruptcy Code; the Purchase Agreement and the transactions contemplated thereby were approved by the bankruptcy court. As consideration for the Acquisition, Benchmark paid $45.2 million in cash. The purchase price was funded through Benchmark's available cash. In connection with the Acquisition, Benchmark amended its Amended and Restated Credit Agreement dated June 23, 2000 to permit the acquisition of the Purchased Subsidiaries.

ACT-Thailand owns and operates a facility in Ayudhaya, Thailand and ACT-UK operates a leased facility in Leicester, England. The 240,000 square foot manufacturing facility in Ayudhaya, Thailand (near Bangkok) provides electronics manufacturing services, including printed circuit board (PCB) assembly and test, systems assembly and test, prototyping, warranty repair, materials procurement and engineering support services. The facility has experience in radio frequency (RF) and wireless product manufacturing, as well as a full suite of RF testing capabilities. The 55,000 square foot manufacturing facility in Leicester, England provides electronics manufacturing services, including PCB design, assembly and test, and systems assembly and test. In addition to the Ayudhaya and Leicester facilities, the Purchased Subsidiaries maintain leased international purchasing offices in San Jose, California, Hong Kong and The Republic of Singapore.

Benchmark is accounting for the acquisition utilizing the accounting principles promulgated by SFAS 141 and 142. Therefore, the effects of the acquisition will be reflected on Benchmark's financial statements from and after the acquisition date.

The Acquisition will provide Benchmark with additional high-technology manufacturing presence in Asia and several new customers in the medical, telecommunications and industrial control industries. Benchmark expects the acquisition to result in annual revenues of between $180 million and $200 million.

Cautionary Statement regarding Forward-looking Statements:

This filing contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict," and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark's

Form 10-K for the year ended December 31, 2001 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of businesses acquired.

    Pursuant to item 7(a)(4), the financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

  (b)
  Proforma Financial Statements of Benchmark Electronics, Inc.

    Pursuant to item 7(a)(4), and 7(b)(2), the pro forma financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 60 days of the date that this Form 8-K is required to be filed.

  (c)
  Exhibits.

    The following material is furnished pursuant to item 2 as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
Exhibit 2.1	Asset and Share Purchase Agreement by and between Benchmark Electronics, Inc., ACT Manufacturing, Inc., ACT Manufacturing Securities Corp., ACT Manufacturing U.S. Holdings, LLC. and CMC Industries, Inc. dated July 2, 2002 (incorporated by reference from exhibit 2.1 to Benchmark Electronics, Inc.'s Form 8-K dated July 2, 2002 and filed on July 5, 2002). *
*
Excluding exhibits and schedules, which will be provided to the Commission upon request.

S I G N A T U R E

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benchmark Electronics, Inc.
Dated: August 13, 2002	By:	/s/ Donald E. Nigbor Donald E. Nigbor Chief Executive Officer

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